ENTERGY ARKANSAS, INC.
                ENTRIES TO REFLECT PROPOSED TRANSACTIONS
                    COLUMN 2 OF FINANCIAL STATEMENTS



    Entry no. 1:
    (In Thousands)

Dr. Cash                                             $11,500
Cr. Materials and supplies                                     $11,500


To sell transmission and distribution materials inventory to System
Fuels, Inc.


    Entry no. 2:
    (In Thousands)

Dr. Cash                                              $3,805
Cr. Investment in subsidiary companies                          $3,805


To sell a portion of Entergy Arkansas' investment in System Fuels, Inc. to Entergy Gulf States.

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

                        ENTERGY ARKANSAS, INC.
                      PRO FORMA  BALANCE SHEET
                            JUNE 30, 1997
                             (Unaudited)

                                                              Adjustments to Reflect
                                                              Transactions Proposed
                                                         Before      In Present         After
                    ASSETS                            Transactions     Filing        Transaction
                                                                    (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                   $11,772       $15,305          $27,077
    Temporary cash investments - at cost,
      which approximates market:
        Associated companies                                23,184                         23,184
        Other                                               57,157                         57,157
                                                        ----------       -------       ----------
           Total cash and cash equivalents                  92,113        15,305          107,418
  Accounts receivable:
    Customer (less allowance for doubtful accounts
     of $2.3 million)                                       54,353                         54,353
    Associated companies                                    29,592                         29,592
    Other                                                    1,215                          1,215
    Accrued unbilled revenues                              111,974                        111,974
  Fuel inventory - at average cost                          28,026                         28,026
  Materials and supplies - at average cost                  82,927       (11,500)          71,427
  Rate deferrals                                           120,706                        120,706
  Deferred excess capacity                                   4,424                          4,424
  Deferred nuclear refueling outage costs                   37,977                         37,977
  Prepayments and other                                      7,000                          7,000
                                                        ----------       -------       ----------
           Total                                           570,307         3,805          574,112
                                                        ----------       -------       ----------

Other Property and Investments:
  Investment in subsidiary companies - at equity            11,211        (3,805)           7,406
  Decommissioning trust fund                               221,374                        221,374
  Other - at cost (less accumulated depreciation)            3,887                          3,887
                                                        ----------       -------       ----------
           Total                                           236,472        (3,805)         232,667
                                                        ----------       -------       ----------

Utility Plant:
  Electric                                               4,610,523                      4,610,523
  Property under capital leases                             56,613                         56,613
  Construction work in progress                            116,834                        116,834
  Nuclear fuel under capital lease                          95,040                         95,040
                                                        ----------       -------       ----------
           Total                                         4,879,010                      4,879,010
  Less - accumulated depreciation and amortization       2,057,738                      2,057,738
                                                        ----------       -------       ----------
           Utility plant - net                           2,821,272                      2,821,272
                                                        ----------       -------       ----------

Deferred Debits and Other Assets:
  Regulatory assets:
    Rate deferrals                                          31,114                         31,114
    SFAS 109 regulatory asset - net                        250,225                        250,225
    Unamortized loss on reacquired debt                     55,647                         55,647
    Other regulatory assets                                 94,432                         94,432
  Other                                                     31,031                         31,031
                                                        ----------       -------       ----------
           Total                                           462,449                        462,449
                                                        ----------       -------       ----------

           TOTAL                                        $4,090,500            $-       $4,090,500
                                                        ==========       =======       ==========

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

                            ENTERGY ARKANSAS, INC.
                          PRO FORMA  BALANCE SHEET
                                JUNE 30, 1997
                                 (Unaudited)

                                                           Adjustments to Reflect
                                                           Transactions Proposed
                                                      Before     In Present       After
LIABILITIES AND SHAREHOLDERS' EQUITY               Transactions    Filing      Transaction
                                                               (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                     $17,465                    $17,465
  Notes payable                                             667                        667
  Accounts payable:
    Associated companies                                 47,583                     47,583
    Other                                                91,346                     91,346
  Customer deposits                                      23,917                     23,917
  Taxes accrued                                          65,807                     65,807
  Accumulated deferred income taxes                      58,889                     58,889
  Interest accrued                                       28,247                     28,247
  Co-owner advances                                      18,819                     18,819
  Deferred fuel cost                                     12,995                     12,995
  Obligations under capital leases                       53,086                     53,086
  Other                                                  14,036                     14,036
                                                     ----------       -------   ----------
           Total                                        432,857                    432,857
                                                     ----------       -------   ----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                     778,092                    778,092
  Accumulated deferred investment tax credits           106,103                    106,103
  Obligations under capital leases                       98,567                     98,567
  Other                                                 128,099                    128,099
                                                     ----------       -------   ----------
           Total                                      1,110,861                  1,110,861
                                                     ----------       -------   ----------

Long-term debt                                        1,241,548                  1,241,548
Preferred stock with sinking fund                        36,027                     36,027
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       60,000                     60,000


Shareholders' Equity:
  Preferred stock without sinking fund                  116,350                    116,350
  Common stock, $0.01 par value, authorized
    325,000,000 shares; issued and outstanding
    46,980,196 shares                                       470                        470
  Paid-in capital                                       590,169                    590,169
  Retained earnings                                     502,218                    502,218
                                                     ----------       -------   ----------
           Total                                      1,209,207                  1,209,207
                                                     ----------       -------   ----------

           TOTAL                                     $4,090,500                 $4,090,500
                                                     ==========       =======   ==========

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
                           ENTERGY ARKANSAS, INC.
                      PRO FORMA STATEMENT OF INCOME
                    TWELVE MONTHS ENDED JUNE 30, 1997
                               (Unaudited)

                                                          Before     In Present       After
                                                       Transactions    Filing      Transaction
                                                                   (In Thousands)
Operating Revenues                                       $1,690,712                 $1,690,712
                                                         ----------       -------   ----------

Operating Expenses:
  Operation and maintenance:
     Fuel and fuel-related expenses                         254,680                    254,680
     Purchased power                                        416,423                    416,423
     Nuclear refueling outage expenses                       26,548                     26,548
     Other operation and maintenance                        361,454                    361,454
  Depreciation, amortization, and decommissioning           168,846                    168,846
  Taxes other than income taxes                              36,774                     36,774
  Amortization of rate deferrals                            151,265                    151,265
                                                         ----------       -------   ----------
        Total                                             1,415,990                  1,415,990
                                                         ----------       -------   ----------

Operating Income                                            274,722                    274,722
                                                         ----------       -------   ----------

Other Income:
  Allowance for equity funds used
   during construction                                        4,623                      4,623
  Miscellaneous - net                                        26,875                     26,875
                                                         ----------       -------   ----------
        Total                                                31,498                     31,498
                                                         ----------       -------   ----------

Interest Charges:
  Interest on long-term debt                                 96,991                     96,991
  Other interest - net                                        5,870                      5,870
  Distributions on preferred securities of subsidiary         4,477                      4,477
  Allowance for borrowed funds used
   during construction                                       (2,768)                    (2,768)
                                                         ----------       -------   ----------
        Total                                               104,570                    104,570
                                                         ----------       -------   ----------

Income Before Income Taxes                                  201,650                    201,650

Income Taxes                                                 70,899                     70,899
                                                         ----------       -------   ----------

Net Income                                                  130,751                    130,751

Preferred Stock Dividend Requirements
  and Other                                                  12,856                     12,856
                                                         ----------       -------   ----------

Earnings Applicable to Common Stock                        $117,895                   $117,895
                                                         ==========       =======   ==========
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
                           ENTERGY ARKANSAS, INC.
                PRO FORMA STATEMENT OF RETAINED EARNINGS
                    TWELVE MONTHS ENDED JUNE 30, 1997
                                (Unaudited)

                                                Adjustments to Reflect
                                                Transactions Proposed
                                          Before     In Present       After
         RETAINED EARNINGS              Transaction    Filing      Transaction
                                                    (In Thousands)
Retained Earnings - July 1, 1996           $543,182                   $543,182

Add:
   Net Income                               130,751                    130,751
   Increase in investment in subsidiary          42                         42
                                           --------                   --------
               Total                        673,975                    673,975
                                           --------                   --------

Deduct:
  Dividends declared
    Preferred Stock                          12,857                     12,857
    Common Stock                            158,900                    158,900
                                           --------                   --------
      Total                                 171,757                    171,757
                                           --------                   --------

Retained Earnings - June 30, 1997          $502,218                   $502,218
                                           ========                   ========

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